UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Effective as of May  26, 2006, the Stockholders Agreement dated as of December 3, 2004, as amended (the “Agreement”), among MSC.Software Corporation (the “Company”), ValueAct Capital Master Fund, L.P., ValueAct Capital Partners Co-Investors, L.P., VA Partners, L.L.C., Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, Gregory P. Spivy and William J. Weyand, terminated by its terms. In accordance with the Agreement, at such time as the Stockholders (as defined in the Agreement) no longer beneficially own in the aggregate 10% or more of the outstanding shares of common stock of the Company, the Stockholder Director (as defined in the Agreement) was required to tender his resignation as a director of the Company. The Agreement further provided that at such time as the Stockholders Director is no longer a member of the Board of Directors, the Agreement will terminate. Effective as of May 26, 2006 and pursuant to his resignation provided under the Agreement, Gregory P. Spivy, the Stockholders Director, has resigned as a director of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 26, 2006, Gregory P. Spivy has resigned from the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ JOHN A. MONGELLUZZO
Date:	June 1, 2006		John A. Mongelluzzo

Senior Vice President, General Counsel
and Secretary